EXHIBIT 1.01

Conflict Minerals Report of Mellanox Technologies, Ltd.

For the Year Ended December 31, 2014

Pursuant to Rule 13p-1 under the Securities Exchange Act of 1934

This report for the year ended December 31, 2014 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals which are necessary to the functionality or production of their products. “Conflict Minerals” are defined as cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict.

This Report has not been subject to an independent private sector audit as allowed under Rule 13p-1, which provides a phase-in period for the first two years following November 13, 2012.

1.              Company Overview

This report has been prepared by management of Mellanox Technologies, Ltd. When used in this report, “Mellanox,” the “Company,” “we,” “our” or “us” refers to Mellanox Technologies, Ltd. and its consolidated subsidiaries unless the context requires otherwise. Our business headquarters are in Sunnyvale, California, and our engineering and manufacturing headquarters are in Yokneam, Israel.

Mellanox is a fabless semiconductor company that designs, manufactures and sells high-performance interconnect products and solutions primarily based on the InfiniBand and Ethernet standards. Its products facilitate efficient data transmission between servers, storage systems, communications infrastructure equipment and other embedded systems. It operates its business globally and offers products to customers at various levels of integration.

2.              Products Overview

The Company’s products, all of which may contain Conflict Minerals, include integrated circuits (“ICs”), adapter cards, switch systems, cables, modules and accessories as an integral part of a total end-to-end networking solution focused on computing, storage and communication applications used in multiple markets, including high-performance computing, Web 2.0, storage, financial services, enterprise data center and cloud computing.

3.              Supply Chain Overview

While the Company designs and markets its products and conducts test development in-house, it does not manufacture, assemble, package and production test its products, and it relies on third-party subcontractors to perform these services. Materials used in manufacturing at these subcontractors may be purchased directly by the subcontractor or the Company.

The products that the Company manufactures are highly complex, typically containing thousands of parts from many direct suppliers. The Company has relationships with a large global network of suppliers and there are generally multiple tiers between the 3TG mines and the Company’s direct suppliers. Therefore, the Company must rely on its direct suppliers to work with their upstream suppliers in order to provide the Company with accurate information about the origin of 3TG in the components it purchases.

4.              Reasonable Country of Origin Inquiry (RCOI) and RCOI conclusion:

The Company conducted an analysis of its products and found that the use of Conflict Minerals is necessary to the functionality or production of the products manufactured and contracted to manufacture by the Company. Accordingly, the Company conducted a Reasonable Country of Origin Inquiry (“RCOI”) to determine whether any of the necessary Conflict Minerals originated in the Democratic Republic of the Congo or an adjoining country, (collectively, the “Covered Countries”).

Description of the RCOI procedure

The Company sent letters to its direct suppliers to explain the Rule and to refer suppliers to online training materials and instructions. The Company solicited information from its suppliers using the Conflict Minerals Reporting Template (“CMRT”), an industry-standard template for Conflict Minerals reporting designed by the Conflict-Free Sourcing Initiative (CFSI), and received responses from a partial population of its suppliers. The Company reviewed these responses and followed up with respondents on responses that appeared inconsistent, incomplete, or inaccurate, and it sent reminders to suppliers who did not respond to its requests for information.

As of May 29, 2015, the Company did not have sufficient information from its suppliers or other sources to determine the country or countries of origin of the Conflict Minerals used in its products or the facilities used to process those Conflict Minerals. The Company therefore conducted the due diligence activities described in this Conflict Minerals Report.

5.              Due diligence

I.                 Due diligence framework

In accordance with the Rule, the Company undertook certain due diligence activities regarding the Conflict Minerals that are necessary to the functionality or production of the Company’s products. The Company designed these due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD, 2013) and related supplements for 3TG.

II.             Due diligence measures undertaken

The Company engaged those suppliers who provide a significant portion of its components and whose products it believes are likely to contain Conflict Minerals. The Company employed several methods to assess whether the necessary Conflict Minerals in its products originated from the Covered Countries, including:

a.              Establish Company management systems.

•                  Maintained a Conflict Minerals Policy, available at http://www.mellanox.com/page/quality. The reference to this and other websites in this Conflict Minerals Report does not constitute incorporation by reference of the information contained at or available through such websites.

•                  Created an internal Conflict Minerals process document which describes the procedure of the due diligence and the roles and responsibilities required to comply with the Conflict Minerals rules.

•                  Implemented a Conflict Minerals compliance management system.

•                  Incorporated Conflict Minerals compliance procedure in purchasing and inventory systems.

•                  Structured internal management and cross functional teams to support supply chain due diligence.

•                  Strengthened the Company’s engagement with its suppliers by incorporating a supply chain policy into agreements with suppliers.

•                  Communicated the Company’s due diligence efforts to its customers and suppliers through an annual communication to each supplier. Information regarding the Company’s due diligence efforts is provided to customers upon request.

•                  The Company communicated to its relevant employees the Company’s Conflict Minerals Policy and the importance of maintaining a conflict free supply chain.

•                  Provided contact details in our Conflict Minerals Policy, which serve as a mechanism through which we may receive grievances.

b.              Identify and assess risks in the supply chain.

The Company identified risks in the supply chain based on its suppliers’ characteristics (such as whether a supplier is a public reporting company, a supplier’s geographical location, etc.) and the dependency of the Company on the suppliers’ products (based on criteria such as volume of spend during 2014, ease of replacement of the supplier, etc.).  The Company accordingly segmented suppliers into high, medium and low levels of risk, allowing the Company to focus its validation efforts according to the supplier level of risk.

c.               Design and implement a strategy to respond to identified risks.

With the assistance of a third party contractor, GreenSoft Technology, Inc., the Company implemented its risk management plan as part of the supplier survey process. The process included:

•                  Supply-chain surveys with direct (Tier 1) suppliers and/or manufacturers using the CFSI CMRT to identify the smelters and refiners who contribute refined Conflict Minerals to its products.

•                  Comparison of the smelters and refiners identified by direct suppliers via the supply-chain survey against the list of smelter facilities which have received a “conflict free” compliance designation (such as CFSI Conflict Free Smelter (CFS) program) and noting smelters/ refiners that have not received a conflict-free designation based on the CFSI / CFSP or other independent third party validation program.

•                  Engagement of its internal engineering staff to identify a subset of components with known 3TG content and validate these determinations with supplier survey responses.

•                  Managing communications with suppliers and the validation of supplier survey responses based on level of risk.

•                  Requesting that suppliers whose responses were identified as incomplete, inconsistent or inaccurate provide additional information.

•                  Work with a third-party contractor to collect, validate, review and correct info on all CMRTs received by the Company.

d.              Carry out independent third-party audit of smelter/refiner due diligence practices.

The Company is a downstream consumer of necessary Conflict Minerals and is many steps removed from smelters and refiners who provide minerals and ores. Therefore, the Company’s direct or upstream suppliers are in a better position to identify smelters and refiners within the supply chain. As a result, the Company’s due diligence efforts rely on cross-industry initiatives to validate smelters.

e.               Report annually on supply chain due diligence.

The Company reports its supply chain due diligence policies and practices on its website regarding additional information on mineral supply chain due diligence. In addition to filing this Conflict Minerals Report with the Securities and Exchange Commission, the Company has provided this conflict minerals report describing the company’s due diligence efforts on its website at http://ir.mellanox.com/sec.cfm.

6.              Results of Assessment

Despite some of the Company’s suppliers indicating that such suppliers source from the Covered Countries, these suppliers indicated that they were unable to accurately report which specific facilities or countries were part of the supply chain of the components that were sold to Mellanox in the year 2014.  Due to this lack of information, the Company is unable to determine or describe with certainty the facilities used to process the necessary Conflict Minerals or their country of origin. However, we have received certain information from our suppliers regarding the facilities that they believe have processed the Conflict Minerals in our Covered Products and the country of origin of those Conflict Minerals.  In addition, as the information comes from direct and secondary suppliers and independent third party audit programs, the Company cannot provide absolute assurance regarding the source and chain of custody of the Conflict Minerals.

As reported by our suppliers in the CMRTs, the tables below report the facilities identified to be used to process Conflict Minerals that are necessary to the functionality or production of the Covered Products. The smelters listed in the below tables are listed on either the CFSI, the US Department of Commerce, Intel Corporation and Apple, Inc. lists of smelters who are deemed to be conflict free or are approved smelters by either Intel Corporation or Apple, Inc.

Table 1: Facilities Processing Conflict Mineral - Gold

Facilities Identified by our Suppliers that are CFS listed, Department of Commerce listed or Intel CMRT listed

Aida Chemical Industries Co. Ltd.	Allgemeine Gold-und Silberscheideanstalt A.G.	Almalyk Mining and Metallurgical Complex (AMMC)
AngloGold Ashanti Córrego do Sítio Minerção	Argor-Heraeus SA	Asahi Pretec Corporation
Asaka Riken Co Ltd	ASARCO LLC	LtdAtasay Kuyumculuk Sanayi Ve Ticaret A.S.
Aurubis AG	Bauer Walser AG	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)

Boliden AB	C. Hafner GmbH + Co. KG	Caridad
CCR Refinery — Glencore Canada Corporation	Cendres + Métaux SA	Chimet S.p.A.
China National Gold Group Corporation	Chugai Mining	Codelco Daye Non-Ferrous Metals Mining Ltd.
Colt Refining	Daejin Indus Co. Ltd	DaeryongENC
Do Sung Corporation	Doduco	Dowa
Eco-System Recycling Co., Ltd.	FSE Novosibirsk Refinery	Gansu Seemine Material Hi-Tech Co Ltd
Guangdong Jinding Gold Limited	Hangzhou Fuchunjiang Smelting Co., Ltd.	Heimerle + Meule GmbH
Heraeus Ltd. Hong Kong	Heraeus Ltd. Hong Kong	Heraeus Precious Metals GmbH & Co. KG
Heraeus Precious Metals North America (HPMN)	Hunan Chenzhou Mining Group Co., Ltd.	Hwasung CJ Co. Ltd
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Ishifuku Metal Industry Co., Ltd.	Istanbul Gold Refinery
Japan Mint	Jiangxi Copper Company Limited	Johnson Matthey Inc
Johnson Matthey Ltd t	JSC Ekaterinburg Non-Ferrous Metal Processing Plan	JSC Uralelectromed
JX Nippon Mining & Metals Co., Ltd.	Kazzinc Ltd	Kennecott Utah Copper LLC
Kojima Chemicals Co., Ltd	Korea Metal Co. Ltd	Kyrgyzaltyn JSC
L’ azurde Company For Jewelry	Lingbao Gold Company Limited	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
LS-NIKKO Copper Inc.	Luoyang Zijin Yinhui Metal Smelt Co Ltd	Materion
Matsuda Sangyo Co., Ltd.	Metalor Technologies (Hong Kong) Ltd	Metalor Technologies (Singapore) Pte. Ltd.
Metalor Technologies SA	Metalor Technologies (Suzhou) Ltd.	Metalor USA Refining Corporation
Met-Mex Peñoles, S.A.	Mitsubishi Materials Corporation	Mitsui Mining and Smelting Co., Ltd.
Moscow Special Alloys Processing Plant	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Navoi Mining and Metallurgical Combinat
Nihon Material Co. LTD	Ohio Precious Metals, LLC	Ohura Precious Metal Industry Co., Ltd
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	OJSC Kolyma Refinery	PAMP SA
Penglai Penggang Gold Industry Co Ltd	Prioksky Plant of Non-Ferrous Metals	PT Aneka Tambang (Persero) Tbk
PX Précinox SA	Rand Refinery (Pty) Ltd	Royal Canadian Mint
Sabin Metal Corp.	SAMWON METALS Corp.Schone Edelmetaal	Schone Edelmetaal
SEMPSA Joyería Platería SA	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	So Accurate Group, Inc.
SOE Shyolkovsky Factory of Secondary Precious Metals	Solar Applied Materials Technology Corp.	Sumitomo Metal Mining Co., Ltd.
Tanaka Kikinzoku Kogyo K.K.	The Great Wall Gold and Silver Refinery of China	The Refinery of Shandong Gold Mining Co. Ltd
Tongling nonferrous Metals Group Co.,Ltd	Tokuriki Honten Co., Ltd	Torecom
Umicore Brasil Ltda	Umicore Precious Metals Thailand	Umicore SA Business Unit Precious Metals Refining
United Precious Metal Refining, Inc.	Valcambi SA	Western Australian Mint trading as The Perth Mint
YAMAMOTO PRECIOUS METAL CO., LTD.	Yokohama Metal Co Ltd	Yunnan Copper Industry Co Ltd
Zijin Mining Group Co. Ltd	Zhongyuan Gold Smelter of Zhongjin Gold Corporation

Facilities Identified by our Suppliers that are not CFS listed, Department of Commerce listed or Intel CMRT listed

Asaka Riken Co Ltd	ASARCO LLC	Baiyin Nonferrous Group Co.,Ltd
Caridad	China National Gold Group Corporation	Chugai Mining
Codelco	Daye Non-Ferrous Metals Mining Ltd.	Dongguan Dongxu metal Surface Handle Co.,Ltd.
Dongguan Standard Electronic Material.Co.,Ltd	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	Ferro Corporation
Gansu Seemine Material Hi-Tech Co Ltd	Heesung Catalysts Corp.	Heraeus Precious Metals North America (HPMN)
Hon Shen Co., Ltd.	Honorable Hardware Craft Product Limited Company	Hunan Chenzhou Mining Group Co., Ltd.
Jin Dong Heng	Johnson Matthey HongKong Ltd.	Kangqiang Electronics Co., Ltd
Kunshan Jinli chemical industry reagents co.,Ltd.	LG-Nikko Copper Inc.	Luoyang Zijin Yinhui Metal Smelt Co Ltd
Metalor Technologies (Suzhou) Ltd.	MK Electron co., Ltd.	Morigin Company

N.E.Chemcat Corporation	Nadir Metal Rafineri San. Ve Tic. A.	Pan Pacific Copper Co. LTD
Penglai Penggang Gold Industry Co Ltd	PT Tambang Timah	Remondis Argentia B.V.
Sabin Metal Corp.	Samduck Precious Metals	SANMENXIA HENGSHENG SCIENCE AND TECHNOLOGY R&D CO.,LTD
ScotiaMocatta, The Bank of Nova Scotia	Shandong Guoda Gold Co., LTD.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd
Shang Hai Gold Exchange	Sindlhauser Materials GmbH	Suzhou Xinrui Noble metal material co. Ltd
Taizhou Delta Electronics Co., Ltd.	Technic, Inc.	The Great Wall Gold and Silver Refinery of China
THE HUTTI GOLD MINES CO.LTD	Tiancheng Chemical	Tongling nonferrous Metals Group Co.,Ltd
Umicore Precious Metal Refining	Valcambi SA Corp.	Williams/ Williams Brewster
Xstrata Canada Corporation	Yantai country Safeina high-tech environmental Refining Ltd.	Yantai Zhaojin Kanfort Precious Metals Incorporated Company
YANTAI ZHAOJIN KANFORT PRECIOUS METALS INCORPORATED COMPANY. 煙台招金勵福貴金屬股份有限公司	Yokohama Metal Co Ltd	Zhongshan Public Security Bureau, Guangdong Province, China

Table 2: Facilities Processing Conflict Mineral - Tantalum

Facilities Identified by our Suppliers that are CFS listed, Department of Commerce listed or Intel CMRT listed

Changsha South Tantalum Niobium Co., Ltd.	Conghua Tantalum and Niobium Smeltry	Duoluoshan
Exotech Inc.	F&X Electro-Materials Ltd.	Gannon & Scott
Global Advanced Metals Aizu	Global Advanced Metals Boyertown	Guangdong Zhiyuan New Material Co., Ltd.
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	H.C. Starck Co., Ltd.	H.C. Starck GmbH Goslar
H.C. Starck GmbH Laufenburg	H.C. Starck Hermsdorf GmbH	H.C. Starck Inc.
H.C. Starck Ltd.	H.C. Starck Smelting GmbH & Co.KG	Hengyang King Xing Lifeng New Materials Co., Ltd.
Hi-Temp	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Jiujiang Tanbre Co., Ltd.
KEMET Blue Metals	KEMET Blue Powder	King-Tan Tantalum Industry Ltd
LSM Brasil S.A.	Metallurgical Products India (Pvt.) Ltd.	Mineração Taboca S.A.
Mitsui Mining & Smelting	Molycorp Silmet A.S.	Ningxia Orient Tantalum Industry Co., Ltd.
Plansee SE Liezen	Plansee SE Reutte	QuantumClean
RFH Tantalum Smeltry Co., Ltd	Shanghai Jiangxi Metals Co. Ltd	Solikamsk Magnesium Works OAO
Tantalite Resources	Taki Chemicals	Telex
Ulba	Yichun Jin Yang Rare Metal Co., Ltd	Zhuzhou Cement Carbide

Facilities Identified by our Suppliers that are not CFS listed, Department of Commerce listed or Intel CMRT listed

ANHUI HERRMAN IMPEX CO., LTD	Gannon & Scott	H.C. Starck
Talley Metals	Tantalite Resources

Table 3: Facilities Processing Conflict Mineral - Tin

Facilities Identified by our Suppliers that are CFS listed, Department of Commerce listed, Intel CMRT listed or Apple listed

Alpha	China Rare Metal Materials Company	China Tin Group Co., Ltd.
CNMC (Guangxi) PGMA Co. Ltd.	Cooper Santa	CV Duta Putra Bangka
CV Gita Pesona	CV JusTindo	CV Makmur Jaya
CV Nurjanah	CV Serumpun Sebalai	CV United Smelting
Dowa	EM Vinto	Estanho de Rondônia S.A.
Fenix Metals	FSE Novosibirsk Refinery	Gejiu Kai Meng Industry and Trade LLC
Gejiu Non-Ferrous Metal Processing Co. Ltd.	Gejiu Zi-Li	Heraeus Precious Metals GmbH & Co. KG
Huichang Jinshunda Tin Co. Ltd	Jean GOLDSCHMIDT INTERNATIONAL S.A.	Jiangxi Nanshan LTDA
Linwu Xianggui Smelter Co	Magnu’s Minerais Metais e Ligas	Malaysia Smelting Corporation (MSC)

Melt Metais e Ligas S/A	Metallo Chimique	Minmetals Ganzhou Tin Co. Ltd.
Mineração Taboca S.A. Minsur	Minsur	Mitsubishi Materials Corporation
Novosibirsk Integrated Tin Works	O.M. Manufacturing (Thailand) Co., Ltd.	O.M. Manufacturing Philippines, Inc.
OMSA	Poongsan	PT Alam Lestari Kencana
PT Artha Cipta Langgeng	PT ATD Makmur Mandiri Jaya	PT Babel Inti Perkasa
PT Babel Surya Alam Lestari	PT Bangka Kudai Tin	PT Bangka Putra Karya
PT Bangka Timah Utama Sejahtera	PT Bangka Tin Industry	PT Belitung Industri Sejahtera
PT BilliTin Makmur Lestari	PT Bukit Timah	PT DS Jaya Abadi
PT Eunindo Usaha Mandiri	PT Fang Di MulTindo	PT HP Metals Indonesia
PT Inti Stania Prima	PT Karimun Mining	PT Koba Tin
PT Mitra Stania Prima	PT Panca Mega Persada	PT Pelat Timah Nusantara Tbk
PT Prima Timah Utama	PT REFINED BANGKA TIN Binasentosa	PT Sariwiguna
PT Seirama Tin investment	PT Stanindo Inti Perkasa	PT Sumber Jaya Indah
PT Supra Sukses Trinusa	PT Tambang Timah	PT Timah (Persero), Tbk
PT Tinindo Inter Nusa	PT Tommy Utama	PT Yinchendo Mining Industry
Rahman Hydrulic Tin Sdn Bhd	Rui Da Hung	SENJU METAL INDUSTRY CO.,LTD.
Soft Metais, Ltda.	Thaisarco	White Solder Metalurgia e Mineração Ltda.
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	Yunnan Tin Company, Ltd.

Facilities Identified by our Suppliers that are not CFS listed, Department of Commerce listed or Intel CMRT listed

5N Plus	Alpha Metals Korea Ltd.	American Iron and Metal
Aoki Loboratories Ltd.	Butterworth Smelter	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.
China Tin Group Co., Ltd.	Chofu Works	CNMC (Guangxi) PGMA Co. Ltd.
Cookson Group	Cooper Santa	CV Duta Putra Bangka
CV JusTindo	CV Makmur Jaya	CV Nurjanah
CV Serumpun Sebalai	Dr-ing. Max SchloetterGMBH & Co Ltd KG	Feinhütte Halsbrücke GmbH
FSE Novosibirsk Refinery	Furukawa Electric	GEJIU GOLD SMELTER MINERALS CO.,LTD
GEJIU YUNXIN COLORED ELECTROLYTIC CO.,LTD	Gejiu Zi-Li	Gold Bell Group
GuangDong Jiatian Stannum Products Co., Ltd	Heesung Metal Ltd.	Heimerle + Meule GmbH
Heraeus Oriental Hitec Co., Ltd.	Heraeus Precious Metals GmbH & Co. KG	Heraeus Precious Metals GmbH & Co. KG
Hitachi Cable, Ltd.	Huizhou Taiwan Electronic Component Limited Company	IBF IND Brasileira de Ferrolligas Ltda
Imperial Zinc	Jean GOLDSCHMIDT INTERNATIONAL S.A.	Jiangxi Nanshan
LIAN JING	LS-NIKKO Copper Inc.	MCP Metal Specialties, Inc.
Metahub Industries Sdn. Bhd.	Metallic Resources Inc	Minmetals Ganzhou Tin Co. Ltd.
Nathan Trotter & Co., Inc.	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Nihon Kagaku Sangyo Co., Ltd.
PHONON MEIWA INC.	Poongsan	PT Alam Lestari Kencana
PT Artha Cipta Langgeng	PT Babel Surya Alam Lestari	PT Bangka Kudai Tin
PT Bangka Timah Utama Sejahtera	PT BilliTin Makmur Lestari	PT Fang Di MulTindo
PT HP Metals Indonesia	PT Indra Eramulti Logam Industri	PT Koba Tin
PT Pelat Timah Nusantara Tbk	PT Sumber Jaya Indah	PT Timah (Persero), Tbk
PT Yinchendo Mining Industry	PT. CITRALOGAM ALPHASEJAHTERA	Rahman Hydrulic Tin Sdn Bhd
Rohm & Hass	Samhwa Non-Ferrous Metal. Inc Co.,Ltd.	SENJU METAL INDUSTRY CO.,LTD.
SENJU METAL INDUSTRY CO.,LTD.	ShangHai YueQiang Metal Products Co., LTD	Shenmao Technology Inc.
Singapore LME Tin	Standard Sp z o.o.	Taicang City Nancang Metal Material Co.,Ltd

Tanaka Kikinzoku Kogyo K.K.	TCC Steel	TONGDING METALLIC MATERIAL CO.LTD
Traxys	UNI BROS METAL PTE LTD	Univertical International (Suzhou) Co., Ltd
Well-Lin Enterprise Co., Ltd.	Westfalenzinn	Wilhelm Westmetall
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	Yunnan Chengo Electric Smelting Plant	YunNan GeJiu Jin Ye Mineral Co.,Ltd
YunNan Gejiu Yunxin Electrolyze Limited	ZHEJIANG HUANGYAN XINQIAN ELECTRICAL EQUIPMENT FITTINGS FACTORY	Zhen bo shi ye Co., LTD

Table 4: Facilities Processing Conflict Mineral - Tungsten

Facilities Identified by our Suppliers that are CFS listed, Department of Commerce listed or Intel CMRT listed

A.L.M.T. Corp.	Chenzhou Diamond Tungsten Products Co., Ltd.	Chongyi Zhangyuan Tungsten Co., Ltd.
Dayu Weiliang Tungsten Co., Ltd.	Fujian Jinxin Tungsten Co., Ltd.	Ganzhou Huaxing Tungsten Products Co., Ltd.
Fujian Jinxin Tungsten Co., Ltd.	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Ganzhou Seadragon W & Mo Co., Ltd.
Global Tungsten & Powders Corp.	Guangdong Xianglu Tungsten Co., Ltd.	Japan New Metals Co., Ltd.
H.C. Starck Smelting GmbH & Co.KG	Hunan Chunchang Nonferrous Metals Co., Ltd.	Hunan Chenzhou Mining Group Co., Ltd.
Japan New Metals Co., Ltd.	Jiangxi Gan Bei Tungsten Co., Ltd.	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
Jiangxi Richsea New Materials Co., Ltd.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Jiangxi Yaosheng Tungsten Co., Ltd.	Kennametal Fallon	Kennametal Huntsville
Malipo Haiyu Tungsten Co., Ltd.	North American Tungsten	TaeguTec
Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam Youngsun Tungsten Industry Co., Ltd	Voss Metals Company, Inc
Wolfram Bergbau und Hütten AG	Wolfram Company CJSC	Xiamen Honglu Tungsten Molybdenum Co., Ltd.
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen Tungsten Co., Ltd.

Facilities Identified by our Suppliers that are not CFS listed

Chengdu Hongbo Industrial co, Ltd	China Minmetals Nonferrous Metals Co Ltd (Nanchang Cemented Carbide Limited Liability Company)	Ganzhou Hongfei Tungsten & Molybdenum Materials Co., Ltd.
Ganxian Shirui New Material Co., Ltd.	Hitachi, Ltd.	Hi-Temp
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	KYORITSU GOKIN CO.,LTD.	Nanchang Cemented Carbide Limited Liability Company
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Plansee	Xiamen Golden Egret Special Alloy Co. Ltd.

As part of our due diligence process, for those suppliers whose products were not found to be DRC conflict free, we took additional steps in an effort to determine the mine or location of origin which included the follow-up procedures and a CMRT and the Company is continuing its efforts to obtain CMRTs from the remaining suppliers.

7.              Continuous improvement efforts to mitigate risk

The Company intends to undertake the following next steps to improve the due diligence process and mitigate the risk of it utilizing Conflict Minerals:

•                  Continue to conduct and report annually on supply chain due diligence for the applicable Conflict Minerals.

•                  Design and implement training programs for higher-risk suppliers to increase supplier response rates.

•                  Work with industry groups to increase awareness in the Company’s supplier networks of the Conflict Mineral data requirements and best practices.

•                  Seek to enact new terms and conditions in supplier contracts that stipulate responses to Conflict Mineral-related inquires and encourage conflict-free supply chains.

•                  Share benchmarking information with the Company’s supplier networks to stimulate improved performance.

•                  Request higher-risk suppliers to offer smelters to participate in obtaining a conflict free designation from an industry program such as CSFI Conflict-Free Smelter Program.

•                  Validate supplier responses using information collected via independent conflict free smelter validation programs such as CSFI Conflict-Free Smelter Program.

8.              Additional Risk Factors

The statements above are based on the RCOI process and due diligence performed in good faith by the Company. These statements are based on the infrastructure and information available at the time the RCOI process and due diligence process were performed.  A number of factors could introduce errors or otherwise affect our analysis and the disclosure provided herein.

These factors include, but are not limited to, gaps in product or product content information, gaps in supplier data, gaps in smelter data, errors or omissions by or of suppliers, errors or omissions by smelters, gaps in supplier education and knowledge, lack of timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the protocol, oversights or errors in conflict free smelter audits, materials sourced from the Covered Countries being declared secondary materials, certification programs that are not equally advanced for all industry segments and metals, and smuggling of Conflict Minerals to countries outside of the Covered Countries.

9.              Forward Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations concerning matters that are not historical facts. Words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted” and similar words and expressions are intended to identify forward-looking statements. These include statements based on current expectations, estimates, forecasts and projections about the economies and markets in which we operate and our beliefs and assumptions regarding these economies and markets, as well as our actions with respect to compliance with the Rule. These forward-looking statements should be considered in light of various important factors, including the following: changes to regulations and requirements for assessing and reporting Conflict Minerals; litigation related to regulations and requirements for Conflict Minerals; and adverse publicity regarding the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on current expectation and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those risk factors under the heading “Risk Factors” in our report on Form 10-K for the year ended December 31, 2014, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Our actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.